SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)



                         BANK ONE, NATIONAL ASSOCIATION
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

    A NATIONAL BANKING ASSOCIATION                36-0899825
                                              (I.R.S. EMPLOYER
                                              IDENTIFICATION NUMBER)

1 BANK ONE PLAZA, CHICAGO, ILLINOIS                              60670-0120
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)

                         BANK ONE, NATIONAL ASSOCIATION
                        1 BANK ONE PLAZA, SUITE IL1-0120
                          CHICAGO, ILLINOIS 60670-0120
                    ATTN:  STEVEN M. WAGNER, LAW DEPARTMENT (312) 732-3163
                   (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


                                 GMACM HOME LOAN TRUST 2002-HLTV1
                      (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)


        DELAWARE                                     PENDING
   (STATE OR OTHER JURISDICTION OF                   (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NUMBER)

C/O WILMINGTON TRUST COMPANY, AS OWNER TRUSTEE
RODNEY SQUARE NORTH
1100 NORTH MARKET STREET
WILMINGTON, DELAWARE                                 19890
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)            (ZIP CODE)



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                           RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
              (EXACT NAME OF SPONSOR OF THE OBLIGOR AS SPECIFIED IN ITS CHARTER)

        DELAWARE                                     41-1955181
(STATE OR OTHER JURISDICTION OF                      (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NUMBER)


8400 NORMANDALE LAKE BOULEVARD
MINNEAPOLIS, MINNESOTA                                           55437
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)



                        GMACM HOME LOAN TRUST 2002-HLTV1
              GMACM HOME LOAN-BACKED TERM NOTES, SERIES 2002-HLTV1
                         (TITLE OF INDENTURE SECURITIES)



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ITEM  1.  GENERAL  INFORMATION.  FURNISH  THE  FOLLOWING  INFORMATION  AS TO THE
TRUSTEE:

(A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

Comptroller  of  Currency,   Washington,   D.C.,   Federal   Deposit   Insurance
Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

(B) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

               The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

               No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

 1. A copy of the articles of association of the trustee now in effect.*

2. A copy of the certificates of authority of the trustee to commence business.*

3. A copy of the authorization of the trustee to exercise corporate trust powers.*

 4. A copy of the existing by-laws of the trustee.*

 5. Not Applicable.

 6. The consent of the trustee required by Section 321(b) of the Act.

7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

 8. Not Applicable.

 9. Not Applicable.




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        Pursuant to the  requirements  of the Trust  Indenture  Act of 1939,  as amended, the trustee, Bank One, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 12th day of September, 2002.


                  BANK ONE, NATIONAL ASSOCIATION,
                  TRUSTEE

                  By  /s/ Steven M. Wagner
                     --------------------------------------------
                      Steven M. Wagner
                      First Vice President


* EXHIBITS 1, 2, 3, AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF BANK ONE, NATIONAL ASSOCIATION, FILED AS EXHIBIT 25 TO THE REGISTRATION STATEMENT ON FORM S-3 OF HOUSEHOLD FINANCE CORPORATION FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 24, 2000 (REGISTRATION NO. 333-33240).





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                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                            September 12, 2001


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

             In connection with the qualification of an indenture between GMACM Home Loan Trust 2002-HLTV1 and Bank One, National Association, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                            Very truly yours,

                            BANK ONE, NATIONAL ASSOCIATION

                             By     /s/ Steven M. Wagner
                                --------------------------------------------
                                    Steven M. Wagner
                                    First Vice President





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                                    EXHIBIT 7

Legal Title of Bank:         Bank One, N.A.               Call Date: 6/30/02
Address:                     1 Bank One Plaza                  Cert #:  03618
                                                                Page RC-1
City, State  Zip:            Chicago, IL 60670

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 2002

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                          DOLLAR AMOUNTS IN THOUSANDS
    C300                                                                               RCON   BIL   MIL
THOU


ASSETS
1.      Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                RCON
                                                                          ----
    a. Noninterest-bearing balances and currency and coin(1)              0081    12,783,000         1.a
    b. Interest-bearing balances(2).........                              0071     3,002,000         1.b
2.      Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)          1754             0         2.a
    b. Available-for-sale securities (from Schedule RC-B, column D).......1773    42,712,000         2.b
3.      Federal funds sold and securities purchased under agreements to resell
    a. Federal funds sold in domestic offices.............................B987     7,139,000
    b. Securities Purchased under agreements to resell....................B989     1,015,000         3.
4.      Loans and lease financing receivables:     (from Schedule RC-C):  RCON
                                                                          ----
    a. Loans and leases held for sale.....................................5369     1,587,000         4.a
    b. Loans and leases, net of unearned income                           B528   101,957,000         4.b
    c. LESS: Allowance for loan and lease losses                          3123     2,551,000         4.c
    d. Loans and leases, net of unearned income and allowance
       (item 4.b minus 4.c)...............................................B529    99,406,000         4.d
5.      Trading assets (from Schedule RC-D).                              3545     3,353,000         5.
6.      Premises and fixed assets (including capitalized leases)          2145     1,006,000         6.
7.      Other real estate owned (from Schedule RC-M)                      2150        33,000         7.
8.      Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)..........                              2130       175,000         8.
9.      Customers' liability to this bank on acceptances outstanding      2155       244,000         9.
10.     Intangible assets.........................................
        a.  Goodwill......................................................3163       473,000        10.a
        b.  Other intangible assets (from Schedule RC-M)..................0426         2,000        10.b
11.     Other assets (from Schedule RC-F)...                              2160    10,989,000        11.
12.     Total assets (sum of items 1 through 11)                          2170   183,869,000        12.



(1)  Includes cash items in process of collection and unposted debits.
(2)     Includes time certificates of deposit not held for trading.
(3)     Includes all securities resale  agreements in domestic and foreign offices,  regardless of maturity.



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


Legal Title of Bank:         Bank One, N.A.              Call Date:  3/31/02
Address:                     1 Bank One Plaza   Cert     #" 03618  Page RC-2
City, State  Zip:            Chicago, IL 60670

SCHEDULE RC-CONTINUED
                                                                                DOLLAR AMOUNTS IN
                                                                                  THOUSANDS
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                    RCON
                                                                                ----
       from Schedule RC-E)..................                                    2200     90,275,000     13.a
       (1) Noninterest-bearing(1)...........                                    6631     33,176,000     13.a1
(2)     Interest-bearing....................                                    6636     57,099,000     13.a2
    b. Not applicable
14. Federal funds purchased and securities sold under agreements
    to repurchase                                                               RCFN
                                                                                ----
    a. Federal funds purchased in domestic offices (2)...............           B993
       5,324,000      14.a
    b. Securities sold under agreements to repurchase (3)............           RCFD
                                                                                ----
                                                                                B995     13,027,000     14.b
5.  Trading Liabilities(from Schedule RC-D).....................................3548      3,119,000     15.
16. Other borrowed money (includes mortgage indebtedness and
    obligations under capitalized leases) (from Schedule RC-M)..............    3190     19,954,000     16.
17. Not applicable
18. Bank's liability on acceptances executed and outstanding                    2920        244,000     18.
19. Subordinated notes and debentures (2)...                                    3200      3,979,000     19.
20. Other liabilities (from Schedule RC-G)..                                    2930     10,109,000     20.
21. Total liabilities (sum of items 13 through 20)                              2948    170,457,000     21.
22. Minority interest in consolidated subsidiaries.......................       3000         60,000     22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus                               3838              0     23.
24. Common stock............................                                    3230        201,000     24.
25. Surplus (exclude all surplus related to preferred stock)                    3839      7,479,000     25.
26.     a. Retained earnings..................................                  3632      5,545,000     26.a
    b. Accumulated other comprehensive income (3).................              B530        127,000     26.b
27. Other equity capital components (4)....................                     A130              0     27.
28. Total equity capital (sum of items 23 through 27)                           3210     13,352,000     28.
29. Total liabilities, minority interest, and equity
    capital (sum of items 21, 22, and 28)...                                    3300    183,869,000     29.

Memorandum
To be reported only with the March Report of Condition
                                                                            -------- ----------
1.      Indicate  in the box at the  right  the  number  of the  statement   RCON     Number    Number
    below that best  describes  the most  comprehensive  level of auditing                      M.I.
    work  performed for the bank by  independent  external  auditors as of    6724       N/A
    any date  during  2001 . . . . . . . . . . . . . . . . . . . . . . . .   -------- ----------
    . . . . .. . .


1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Attestation on bank management's asseertion on the effectiveness of internal control over financial reporting by a certified public accounting firm.

4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5    =   Directors'examination   of  the  bank   performed  by  other   external
     auditors(may be required by state chartering authority)

6    = Review of the bank's financial statements by external auditors

7    = Compilation of the bank's financial statements by external auditors

8    = Other audit procedures (excluding tax preparation work)

9    = No external audit work

__________________

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "other borrowed money."

(3) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

(4)  Includes limited-life preferred stock and related surplus.

(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses)on cash flow hedges, and minimum pension liability adjustments.

(6)  Includes treasury stock and unearned Employee Stock Ownership Plan shares.

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